UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2014

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 28, 2014, R.D. Cash, a member of the Board of Directors of
Zions Bancorporation (the “Company”), notified the Company that he does not wish to stand for re-election to the Board at the Company’s next annual meeting of shareholders to be held on May 30, 2014 (the “Annual Meeting”).  Mr. Cash’s decision is based on his desire to pursue other activities and is not a result of any dispute or disagreement with the Board or the Company.  Mr. Cash will continue to serve on the Board until he retires as of the date of the Annual Meeting.

(c)           On March 4, 2014, Zions Bancorporation (the “Company”) appointed Scott J. McLean to serve as President of the Company. A copy of the press release announcing Mr. McLean’s appointment is attached to this report as Exhibit 99.1.  Mr. McLean, 57, who on the same date also assumed the position of Chairman of the Company’s subsidiary, Amegy Bank National Association, served as Amegy’s Chief Executive Officer from 2009 to the present, and as its President from 2003 to 2009.

ITEM 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit
   No.                                                      Description
______                                                                _________

99.1           Press Release by Zions Bancorporation dated March 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: March 5, 2014	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President, General Counsel and Secretary

Exhibit
   No.                                                      Description
______                                                                _________

99.1           Press Release by Zions Bancorporation dated March 4, 2014.